Exhibit 10.10

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (“Assignment”) is made as of the 27th day of August, 2004, by and among: (1) Unizan Bank, National Association, successor in interest by merger to United National Bank & Trust Co., Assignor, having a notice address of 220 Market Avenue, South, City of Canton, State of Ohio; (2) Ohio Legacy Bank, N.A., Assignee, a corporation incorporated under the laws of the State of Ohio, having a notice address of 305 W. Liberty Street, City of Wooster, State of Ohio; and (3) Chesterland Productions, P.L.L., Landlord, a general partnership in the State of Ohio, having a notice address of 1130 Riffel Road, City of Wooster, State of Ohio.

WITNESSETH:

WHEREAS, Assignor (as “Tenant”), and Landlord made and entered into a certain Lease Agreement dated June 30, 1999, as amended by a First Amendment to Lease dated January 1, 2000 (collectively the “Lease”), demising certain leased premises located at 3562 Commerce Parkway, City of Wooster, State of Ohio, all as in the Lease more particularly described (the “Premises”);

WHEREAS, Assignor desires to assign the Lease to Assignee;

WHEREAS, the Lease provides, among other things, that the Lease shall not be assigned without the Landlord’s consent in writing;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

1. Effective as of August 27th, 2004, Assignor assigns to Assignee all its right, title and interest in and to the Lease.

2. Assignor covenants, warrants and represents that: (a) the Lease is in full force and effect; (b) Assignor has performed all of its obligations up to the effective date of this Assignment; (c) Assignor has full right and power to execute this Assignment; and (d) the Lease has not been modified, supplemented or amended.

3. Assignor hereby surrenders and assigns to Assignee, and Assignee hereby accepts the surrender and assignment from Assignor of, all of Assignor’s right, title and interest in, to and under the Lease, a copy of which is attached as Exhibit A and incorporated herein by reference.

4. Assignee hereby assumes and agrees to be bound by and pay and perform all of the obligations, terms, covenants and conditions which, pursuant to the Lease, are to be observed, kept and/or performed by the Assignor, effective as of August 27th, 2004.

5. Assignor agrees to remain liable for the performance of all terms, covenants and conditions of the Lease to be performed by Assignee and by Assignee’s successors and assigns thereunder.

6. Landlord consents to the aforesaid Assignment of the Lease by Assignor to Assignee upon the express conditions that: (a) the Assignor remains liable for the full and due performance by the Assignee, and by Assignee’s successors and assigns, of all terms, obligations, covenants and agreements under the Lease; and (b) no further assignment of the Lease shall hereafter be made without the prior written consent to the Landlord.

7. Nothing in this Assignment shall be deemed to authorize any assignment or other transfer in whole or in part of the interest of Assignee in violation of any provisions of the Lease.

8. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns.

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption of Lease as of the date first written.

SIGNED IN THE:	ASSIGNOR: UNIZAN BANK, NATIONAL ASSOCIATION
PRESENCE OF:

/s/ Roger L. Mann	By:	/s/ James H. Nicholson
Roger L. Mann	Its:	President & CEO
James H. Nicholson, President & CEO
/s/ Roger L. Mann
[Witnesses as to Assignor]

/s/ Todd S. Bundy	ASSIGNEE: OHIO LEGACY BANK, N.A.
Todd S. Bundy

/s/ Maver D. Fitch	By:	/s/ L. Dwight Douce
Maver D. Fitch	Its:	President & CEO
L. Dwight Douce, President & CEO
/s/ Debbie Kiel
[Witnesses as to Assignee]
Debbie Kiel
LANDLORD: CHESTERLAND PRODUCTIONS, P.L.L.

/s/ Maver D. Fitch	By:	/s/ Jerry Baker
Maver D. Fitch	Its:	General Partner
Jerry Baker, General Partner
/s/ Debbie Kiel
[Witnesses as to Landlord]
Debbie Kiel

2

STATE OF OHIO	:
	:	SS
COUNTY OF STARK	:

Sworn to and subscribed before me, the undersigned, James H. Nicholson, being the President of Unizan Bank, National Association, personally appeared before me and acknowledged to me that he/she executed this document as his/her own free act and deed on behalf of Unizan Bank, National Association.

/s/ Todd S. Bundy
[NOTARY SEAL]	Notary Public

Todd S. Bundy, Attorney
Notary Public, State of Ohio
Recorded in Stark County
My Commission has no expiration date
Sec. 147.03

STATE OF OHIO	:
	:	SS
COUNTY OF WAYNE	:

Sworn to and subscribed before me, the undersigned, L. Dwight Douce, being the President and CEO of Ohio Legacy Bank, N.A., personally appeared before me and acknowledged to me that he/she executed this document as his/her own free act and deed on behalf of Ohio Legacy Bank, N.A.

/s/ Maver D. Fitch
[NOTARY SEAL]	Notary Public MAVER D. FITCH Notary Public, State of Ohio Commission Expires October 26, 2008

STATE OF OHIO	:
	:	SS
COUNTY OF WAYNE	:

Sworn to and subscribed before me, the undersigned, Jerry Baker, being the General Partner of Chesterland Productions, P.L.L., personally appeared before me and acknowledged to me that he/she executed this document as his/her own free act and deed on behalf of Chesterland Productions, P.L.L.

/s/ Maver D. Fitch
[NOTARY SEAL]	Notary Public MAVER D. FITCH Notary Public, State of Ohio Commission Expires October 26, 2008

3

LEASE

THIS LEASE is hereby entered into on this 30 day of June 1999, by and between CHESTERLAND PRODUCTIONS, P.L.L. an Ohio general partnership, and its successors and assigns, hereinafter called “Landlord”, whose mailing address is 1130 Riffel Road, Wooster, Ohio 44691, and UNITED NATIONAL BANK & TRUST CO., a national bank, its successors and assigns, hereinafter called “Tenant”, whose mailing address is PO Box 24190, Canton, Ohio, 44701.

WHEREAS, Landlord is the owner of certain commercial real property more fully described herein and desires to construct a new multi tenant building thereon for the purpose of leasing a suite therein to Tenant; and

WHEREAS, Tenant desires to use and lease such property and portion of the building from Landlord upon the terms and conditions specified below.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and conditions set forth herein, the parties agree as follows:

1. Premises to be Leased

Landlord hereby leases to Tenant Suite A to be located in the building which Landlord will complete on the real property described on Exhibit A which is attached hereto and made part hereof (the “Property”), all in accordance with the terms hereof. In addition to the building and the suite to be built by Landlord, Landlord shall also complete all paved parking areas and access drives as may be required by applicable zoning and building codes. All of such construction and improvements shall be completed in accordance with the plans and specifications referenced below which shall be agreed upon and approved by both Landlord and Tenant.

Suite A to be completed by Landlord hereunder shall contain approximately 3,920 square feet of interior space and will also include a covered drive-through area of 1,500 square feet which will be immediately adjacent to Suite A, hereinafter the “Drive Through Area”. Suite A, together with the Drive Through Area will hereinafter be referred to as the “Premises”, both of which will be completed by Landlord in accordance with the Landlord Improvements which are listed on Exhibit B, which is attached hereto and made a part hereof. The building containing the Premises and all adjacent parking areas and related landscaping and improvements shall hereinafter be referred to as the “Building”. Landlord and Tenant agree that Tenant and Tenant’s employees, customers and invitees shall be entitled to the non-exclusive use and enjoyment of all of the parking spaces on the Property, together with the other tenants and occupants of the building. However, Tenant will instruct its employees to utilize the parking spaces to the West, behind the Building, and Landlord will likewise require that employees of other tenants in the Building park in the available spaces behind the Building.

2. Construction of the Leased Premises

A. Landlord’s Construction of the Premises Landlord will at its expense construct the Building, the Premises, the interior buildout and Tenant’s floor plan within the Premises, and any and all other improvements and installations listed on Exhibit B which is attached hereto and made a part hereof. All construction shall be in accordance with applicable state and local building codes, and Landlord shall timely complete all construction, including but not limited to the completion of all Tenant buildout and installations, fixtures, and equipment, other than trade fixtures and equipment to be installed by Tenant hereunder (the “Tenant Improvements”). Landlord agrees that the Premises shall meet all applicable building, health, fire and safety codes, regulations and statutes adopted and promulgated by the governmental bodies having jurisdiction over the Premises, and shall comply with the requirements of The Americans With Disabilities Act (AWDA), with any regulations or interpretations promulgated thereunder, and with any other laws concerning the handicapped or disabled at the time of their construction. Landlord further agrees to make any and all necessary modifications, deletions or additions to the Premises to assure continued compliance with such codes, regulations and statutes as may be adopted and promulgated from time to time, except for such changes which may be required directly as a result of the Tenant Improvements to be completed by Tenant. Landlord further agrees that the Building and the Premises shall be completed in accordance with a detailed set of plans and specifications which will be reviewed and approved by both Landlord and Tenant prior to commencement of construction. The plans and specifications to be provided by Landlord shall include all Building elevations and systems detail and parking, paving and landscaping plans and specifications. The plans and specifications to be provided by Tenant will include a stamped set of architectural drawings specifying the interior floor plan and design of the interior of the Premises, including the electrical and HVAC design, and the specifications for Landlord’s completion of the Drive Through Area improvements as the same is specified on Exhibit B. Such plans and specifications to be provided by Tenant will hereinafter be referred to as the “Tenant’s Specifications” The approval of the plans and specifications to be provided by Landlord and Tenant shall be evidenced by the initials of the parties hereto on such plans and specifications.

Landlord shall perform and complete the Landlord improvements set forth on Exhibit B which is attached hereto, and Tenant shall be responsible only for such Tenant improvements which are specified on Exhibit C, which is likewise attached hereto. During the course of Landlord’s completion of the Premises, Tenant, its employees, agents and contractors may enter upon the Premises at all reasonable times for the purpose of inspection thereof and for installation of fixtures and for completion of the Tenant Improvements, provided that Tenant shall not interfere with Landlord’s timely completion of the Premises. Landlord shall remove, or cause its contractor to remove all tools, scaffolding, unused and discharged building materials, waste, debris and rubbish of any sort in, or about the Premises prior to delivering possession thereof to Tenant and shall deliver such possession of the Premises to Tenant in good, clean and operable condition.

Landlord further agrees and hereby warrants that the Premises will be constructed in a good and workmanlike manner and that all services and systems servicing the same which are to be completed by Landlord in accordance with Exhibit B and the agreed upon plans and specifications shall be in a good and operable condition for a period of one year after the commencement date hereof. Landlord further shall assign to Tenant any manufacturers’, contractors’ or other warranties or representations which Landlord may obtain in connection with the construction and completion of the Premises. Such assigned warranties shall only apply to those items which are Tenant’s responsibility to repair and maintain herein.

Tenant will be responsible for completing all Tenant Improvements which are set forth on Exhibit C. Tenant may select any construction company or companies to complete the Tenant Improvements on the Premises. All Tenant Improvements will be completed in accordance with all applicable codes, laws and regulations governing the same.

B. Tenant Improvements As set forth herein during Landlord’s completion of the Premises and thereafter as required herein, Tenant shall complete the Tenant Improvements thereon as set forth on Exhibit C attached hereto and made a part hereof. Provided that no structural changes are involved, Tenant at its expense may alter, improve, furnish, equip, and decorate the Premises as it considers necessary or desirable for its business and the full beneficial use of the Premises. All work shall be done in a proper and workmanlike manner in compliance with applicable laws and building codes. All furnishings, trade fixtures, and equipment belonging to Tenant shall remain the property of Tenant and may at Tenant’s election be removed from the Premises at any time during the term of this Lease, or at the expiration or termination hereof. However, Landlord and Tenant further agree that notwithstanding this provision and/or any other provision contained herein, Tenant shall not be required to remove the Drive Through Area canopy and may at its election leave attached to and as a part of the Premises, any vaults, safes, teller counters, or other built in fixtures or improvements which have been located on the Premises as a part of the Tenant Improvements or otherwise, or which may thereafter be located on or installed in the Premises. If Tenant should elect to remove all or any part of such Tenant Improvements or other fixtures from the Premises, then Tenant will be responsible for the cost of necessary repair and restoration of the Premises required as a result of such removal.

C. Signs Tenant may, at its election, erect and maintain on the exterior of the Building and otherwise on the Premises appropriate signs advertising Tenant’s business, and Tenant shall be permitted to install directional signs on the Premises to direct Tenant’s customers. All signs erected by Tenant other than inside the Premises shall be approved in advance by Landlord, in writing, as to size, type, style, and location, and Landlord shall not unreasonably withhold or delay such approval. Tenant shall be provided with the maximum square footage for signage as allowable under the Sign Regulations for the City of Wooster for the Premises leased by Tenant.

3. Use of Premises

Tenant shall use the Premises in a careful, safe, proper, and lawful manner, solely for banking, related financial services, insurance counseling and sales, brokerage and related consulting services, and such other uses as are customarily provided and performed by a national banking institution at any time during the term of this Lease. Tenant will not use or occupy the Premises, or permit the Premises to be used or occupied, for any purpose or activity not specified in this section, or for any unlawful purpose or activity.

4. Term of Lease

A. Commencement of Lease and Original Term The term of this Lease is FIFTEEN (15) years. Tenant and Landlord agree that Landlord shall complete construction of the Premises, together with all of the Landlord’s Improvements defined in Exhibit B, all of which are specified on the plans and specifications referenced above and on Exhibit A and/or Exhibit B within four (4) months after Landlord’s receipt of the Tenant’s Specifications. Provided Tenant has delivered Tenant’s Specifications to Landlord on or before July 15, 1999, then Landlord shall complete construction of the Premises on or before December 1, 1999. If Tenant should fail to deliver Tenant’s Specifications to Landlord by July 15, 1999, then Landlord shall be entitled to an extension of the above-referenced completion date for a period of time which is equal to the number of days after July 15, 1999, until the Tenant’s Specifications have been delivered to Landlord, and thereafter Landlord shall complete the Premises within four (4) months after receipt of the Tenant’s Specifications. Upon such completion of the Premises, Landlord shall deliver possession of the Premises to Tenant hereunder. In each case set forth above, provided Tenant and Tenant’s contractors have been given reasonable access to the Premises and the opportunity to complete the Tenant Improvements during Landlord’s construction of the Premises, then the Lease term hereof shall commence two weeks after Landlord has completed the Premises, has obtained a certificate of occupancy therefore, and has advised Tenant thereof in writing. However, Landlord and Tenant agree that if Landlord’s completion of the Premises is delayed beyond February 1, 2000, solely as a result of Tenant’s failure to deliver Tenant’s Specifications to Landlord on or before October 1, 1999, then the term of this Lease shall commence on February 1, 2000, and rents to be paid hereunder by Tenant shall commence as of such date. In such case, Landlord shall still be required to diligently complete construction of the Premises in a period which shall not be longer than four (4) months from and after the date upon which the Tenant’s specifications were delivered to Landlord.

Landlord and Tenant further agree that if Tenant delivers the Tenant’s Specifications to Landlord on or before July 15, 1999, then regardless of the date that Landlord completes the Premises, the term of this Lease shall not commence before December 14, 1999 unless Tenant agrees thereto in writing. Further, Landlord agrees that regardless of the date that Landlord receives the Tenant Specifications, if Landlord fails to complete the Premises in accordance with the terms hereof within four (4) months after receiving such Specifications, except for delays caused by events of Force Majeure as defined below, then after Tenant has had the above referenced two week period to move into the Premises, Tenant shall be entitled to an additional rent free period after the commencement date which is equal to Landlord’s delay in completing completing the Premises beyond the four (4) month construction period set forth herein. Tenant may apply such rental credit to the first month rental payment due hereunder, and to such subsequent rental payments until such time as such rental credit has been exhausted.

Tenant and Landlord herein agree to execute a certificate verifying the date of commencement of the term of this Lease after the same has commenced hereunder. Thereafter, the initial term hereof shall run for the fifteen (15) year period set forth above. Under no circumstances shall rent be due and payable hereunder prior to the commencement date for the term hereof.

B. Extension of Lease At the end of the term, and provided Tenant is not materially in default hereunder, Tenant may extend the Lease for four additional terms of five years each, after the expiration of the original term, such terms being hereinafter referred to as the “ Extension Terms.” These options shall be exercised by Tenant’s giving Landlord written notice of the intention to extend at least six (6) months prior to the expiration of the original term or any Extension Term thereafter. The fixed rental rate during the first Extension Term shall be the original fixed rental rate adjusted by increases in the Consumer Price Index during the initial term. Such changes in the Consumer Price Index shall be measured by use of the Consumer Price Index (all items figures for all urban consumers for the City of Cleveland, Ohio base year 1982 - 1984 = 100) published by the Bureau of Labor Statistics, Department of Labor, popularly referred to as the “Cost of Living Index,” or its successor then in effect. If the base year selected by the U.S. Department of Labor is changed, then the resultant Cost of Living Index shall be readjusted to reflect the base initially established under this Lease. If there is no such index still published at the time of the extension, Landlord shall designate a new index to be used as near as possible to the Cost of Living Index. The Cost of Living Index as of the first day of the original term of the Lease herein shall be ascertained and compared with the same as of the date which is thirty (30) days prior to Tenant’s deadline for exercising its option to extend hereunder. If the Cost of Living Index has increased between the aforementioned dates, then the annual lease rental rate shall be increased in the same proportion as the aforesaid increase in the Cost of Living Index to obtain the basic monthly rental to be paid during the first Extension Term. The fixed rental rate to be paid during the second, third and fourth Extension Terms shall be the fixed rental rate paid during the preceding Extension Term, adjusted by increases, if any, in the Consumer Price Index during the preceding Extension Term. In order to calculate such an increase, the Consumer Price Index used in the last year of the immediately preceding term of the Lease to determine the rental rate to be paid during the then current term, will be compared with the Index as it appears on the date which is thirty (30) days prior to Tenant’s deadline for exercising its next option to extend hereunder.

C. Holdover Tenancy If Tenant has not exercised an option to extend but continues to occupy the Premises at the end of the original or any Extension Term, such action constitutes renewal of the Lease on a month to month basis, subject to termination by Landlord or Tenant on thirty days written notice to Tenant or Landlord. The rental rate to be paid during the holdover period shall be equal to One Hundred Ten Percent (110%) of the rental rate paid during the immediately preceding term hereof.

5. Rental Payments

A. Rent The annual rent to be paid by Tenant for the Premises shall be Ten Dollars ($10.00) per square foot of interior floor space (3,920 square feet) within Suite A, per annum and Two Dollars ($2.00) per square foot of area (1,500 square feet) covered by the Drive Through Area per annum.. Subject to the final “as built” determination of the interior square footage contained in the Premises, the annual rent to be paid hereunder shall be equal to the sum of Forty-Two Thousand Two Hundred Dollars ($42,200.00) per year. Such annual rent shall be paid in monthly installments in the amount of Three Thousand Five Hundred Sixteen and 67/100 Dollars ($3,516.67) per month. The first installment of rent is due and payable on the day the term begins as provided in Section 4 above. If the term begins other than on the first day of the month, the fixed rent for the initial month shall be reduced pro rata. Subsequent installments are due and payable on the first day of each month thereafter during the term hereof, until the termination hereof. Tenant shall send all such rental payments to Landlord at: 1130 Riffel Road, Wooster, Ohio 44691, or at such other address as Landlord may designate in writing. Notwithstanding any other provisions set forth herein, Landlord agrees that Tenant is entitled to a grace period of fifteen (15) days after receipt of notice of non-payment of rent hereunder, prior to any breach being declared hereunder, or any penalty or interest accruing on such delinquent payment being due and owing hereunder.

B. Late charges If a rental payment is not made within fifteen (15) days after Tenant has received notice from Landlord of non-payment thereof, Tenant will be charged 5% of the unpaid portion of the regularly scheduled payment, or $35.00, whichever is greater.

6. Utilities

Tenant shall pay for gas, electricity, telephone, water, and sewer service utilized by Tenant on the Premises. Landlord, at Landlord’s cost and expense, shall cause all utilities to be separately metered with the utility company supplying the service.

7. Trash Collection

Tenant shall adequately provide for janitorial services for the Premises. Tenant shall provide a dumpster or other suitable receptacle for the deposit of trash and garbage, and provide for regular collection from such receptacle. Tenant shall deposit all trash and garbage from the Premises into such receptacle. Landlord agrees that such dumpster or other receptacle may be located on the Property.

8. Operating Expenses

A. In addition to the base rent set forth above, Tenant shall pay Landlord on the first day of each month during the term of this Lease, a sum which is equal to one Twelfth (1/12) of Sixty-Five percent (65%) (“Tenant’s Prorated Share”) of the estimated annual real estate taxes to be levied upon the Building and the Property upon which the Premises is located and the estimated annual Operating Expenses incurred by Landlord in connection with the maintenance and operation of the Building and the Premises and paid by Landlord in each calendar year during the term of this Lease, with proper adjustments to exclude any such charges for the portion of the first and last calendar years which precede commencement and follow expiration of this Lease, and to exclude any increases in such charges due to a change in the assessed value of any property, other than the Premises owned by Landlord. If not definitively established by invoice, the annual real estate taxes and Operating Expenses to be allocated to Tenant hereunder shall be estimated based upon such expenses incurred by Landlord during the preceding 12 month period. Each year during the term of this Lease, on or before January 31st, Landlord shall provide to Tenant verification of the actual taxes and Operating Expenses paid by Landlord during the preceding year. If such taxes and Operating Expenses paid exceed the estimated amounts used in calculating Tenant’s Prorated Share, then Landlord shall invoice Tenant for the difference and Tenant shall pay such sum within 30 days of receipt of such invoice. If the estimate of taxes and Operating Expenses utilized by Landlord in calculating Tenant’s Prorated Share for the preceding year exceeded the actual taxes and Operating Expenses paid by Landlord, then Landlord shall, at its election, either refund such excess payment to Tenant within 30 days after delivery of such verification to Tenant, or credit such amount against Tenant’s next monthly payment(s) of base rent and taxes and Operating Expenses. Other than the monthly payment of Tenant’s Prorated Share of taxes and Operating Expenses set forth above, Tenant shall not be obligated in any manner to pay any other taxes or expenses incurred by Landlord in connection with the management, use and operation of the Premises, the Building and the Property, and Landlord shall be solely responsible for the timely payment thereof.

B. For the purpose of this Lease, Operating Expenses shall be defined as including ordinary and reasonable expenses incurred by Landlord in connection with the maintenance and operation of the Building and the Property, excluding such costs for maintenance and repairs which are Landlord’s responsibility hereunder. Such Operating Expenses shall include costs of landscaping, snow and ice removal, pest control, the cost of a maintenance agreement(s) covering the HVAC system(s) servicing the Building and the Premises, insurance premiums paid by landlord for property and casualty insurance on the Building and the related and appurtenant improvements and for liability insurance as required herein. However, the term Operating Expenses shall not include repairs, restoration, or other work occasioned by casualty, whether such casualty and loss is covered by insurance or not, any taxes charged or levied against Landlord (real estate taxes being covered elsewhere herein), expenses incurred by Landlord in leasing space, procuring tenants or marketing available leasehold space, leasing commissions, costs of completing tenant improvements, interest or principal payments on any mortgage or other indebtedness, or any salary or other compensation paid by Landlord to any employees, on any costs incurred by Landlord which are the responsibility of any other tenant or occupant in the Building to pay. In addition, Operating Expenses shall not include costs of any capital improvements, repairs or replacements completed by Landlord, unless such improvements are requested by Tenant and the cost thereof has been expressly approved by Tenant in writing.

9. Maintenance and repairs

A. During the term of this Lease, Tenant, at its expense, shall maintain the interior of the Premises in good condition, repair, and working order by (i) performing routine maintenance service to the electrical and plumbing systems, (ii) maintaining the interior paint and decorations, interior floor finish and coverings, (iii) performing routine maintenance to the commodes, lavatories, and other plumbing fixtures which are exposed in the interior of the Premises, and (iv) repairing and if necessary replacing venetian blinds, curtains and drapes, interior doors and window frames and replacement of all interior broken and cracked glass. However, notwithstanding the above, Tenant shall not be responsible for repair, replacement or maintenance expenses required as a result of damage caused by Landlord or by Landlord’s agents, or employees, and/or for repairs necessitated by damage due to fire or other casualty covered by fire and extended coverage insurance, or for major repairs or replacements to the Premises and/or the systems servicing the same. Since Landlord will be obtaining a maintenance contract with respect to the HVAC system, Tenant shall not be required to perform any maintenance, repair or other services in connection therewith. However, Tenant agrees that it will be responsible for routine maintenance and repair to the Drive Through Area Canopy and that it will be required to replace all light bulbs installed in the Drive Through Area Canopy. Tenant shall also be responsible for periodic power washing of oil or grease staining of the concrete pads located underneath the Drive Through canopy. For the purpose of this clause a major repair shall be the cost of any repair or replacement which exceeds the sum of Five Hundred Dollars ($500.00) for any single repair or replacement made to any part of the Premises or to one of the above referenced systems, in which case Tenant will not be responsible for all or any part of the cost of such repair or replacement. Further, for the purpose of this section, a major repair shall include the cost of any repairs or replacements exceeding the sum of Five Hundred Dollars ($500.00) in the aggregate with respect to any number of repairs made to any one part of the Premises or any one system during any lease year, in which case Tenant shall only be responsible to pay a total sum which will not exceed $500.00 for such repairs.

Landlord at its expense shall maintain the exterior and the structural soundness of the Building, the Premises and the Property, including, but not being limited to, the roof, walls, foundation, and other structural portions, and parking areas, sidewalks and other surfaced and/or blacktopped areas including, the Drive Through Area, in good condition and repair. Except for such routine maintenance responsibilities which are allocated to Tenant immediately above, Landlord shall also be responsible for making all necessary repairs and replacements to the HVAC, electrical, plumbing and sewer systems servicing the Premises, keeping all mechanical equipment furnished by Landlord in connection therewith, and any water, gas or electrical lines or conduits servicing the Premises in good operating condition and for making any necessary repairs and/or replacements thereof. Landlord further covenants to make repairs to the HVAC, plumbing, sewer and the electrical systems and to the interior of the Premises, resulting from structural defects or Landlord’s failure to maintain, repair or make necessary or prudent replacements of parts thereof. Landlord further agrees that if any part or condition of the Premises shall violate the Occupational Safety and Health Act of 1970, the AWDA, or any environmental laws having jurisdiction over or applicable to the Premises and the land within or upon which the Premises is located, or any rule, regulation or standard promulgated under any or upon which the Premises is located, or any rule, regulation or standard promulgated under any of the above, or any other statutes, ordinances, rules or regulations applicable to the Premises, Landlord shall be responsible for correction and abatement of the same and will save Tenant harmless from any such violation relating to any portion of the Premises which Landlord is obliged to maintain, or from any structural changes or improvements to be made thereto. Tenant agrees to reimburse Landlord for the cost of any such repairs occasioned by Tenant’s negligent act or omission, or by unusual wear and tear, negligent acts or intentional acts, occasioned by Tenant’s business invitees, customers, employees, or agents, provided same are not covered by Landlord’s insurance.

10. Mutual Hold Harmless and Indemnification

A. Tenant’s Indemnity Tenant herein agrees to defend, hold harmless and indemnify Landlord from and against all demands, suits, fines, liabilities, losses, damages, costs and expenses (including reasonable legal fees and expenses incurred by Landlord in connection therewith) asserted or commenced against and/or suffered by Landlord, which arise directly out of Tenant’s, its employees’, or agents’ negligent acts or omissions, and which are connected with the use or occupancy of the Premises herein by Tenant, or arise out of or are connected with a material breach of Tenant’s obligations under this Lease. However, notwithstanding the above, Tenant shall not hereunder be required to defend, hold harmless or indemnify Landlord from any of the above referenced liabilities which arise out of any act or omission of Landlord, its employees, agents, contractors or invitees.

B. Landlord’s Indemnity Landlord herein agrees to defend, hold harmless and indemnify Tenant from and against all demands, suits, fines, liabilities, losses, damages, costs and expenses (including reasonable legal fees and expenses incurred by Tenant in connection therewith) asserted or commenced against and/or suffered by Tenant, which arise directly out of Landlord’s, its employees’, agents’, contractors or invitees, negligent acts or omissions, and which are in any manner connected with the ownership, maintenance, or management of the Premises and the building and improvements housing or containing the Premises and the abutting real property owned by Landlord, or which arise out of or are connected with a material breach of Landlord’s obligations under this Lease. However, notwithstanding the above, Landlord shall not hereunder be required to defend, hold harmless or indemnify Tenant from any of the above referenced liabilities which arise out of any act or omission of Tenant, its employees, agents, contractors or invitees.

11. Insurance

A. Landlord’s Casualty Insurance During the term of this Lease and any extensions thereof, Landlord shall procure and maintain, fire and extended coverage insurance covering the Building and the Premises, which insurance shall be in an amount equal to the full replacement cost of the Building and the Premises. Full replacement cost of the Premises shall be reviewed and determined not more often than every three years. Tenant shall be named on such policy as an additional insured, as its interest may appear, and the insurer shall by endorsement occurrence or loss under the policy. At Tenant’s request, Landlord will furnish a certificate of such insurance to Tenant indicating the existence of such coverage. Further, Landlord herein agrees to waive any and all rights and/or claims which Landlord may have against Tenant as a result of an insurable loss or damage to the Building and/or the Premises.

B. Tenant’s Personal Property Insurance During the term of this Lease and any extensions thereof, Tenant shall procure and maintain property and casualty insurance covering all personal property, trade fixtures and equipment located on the Premises by Tenant and Tenant hereby waives any claim which it may have against Landlord as a result of an insurable loss or damage to such property and equipment.

C. Tenant’s Liability Insurance During the term of this Lease and any extensions thereof, Tenant shall carry public liability insurance in amounts of not less than One Million Dollars for injury to one person, and not less than One Million Dollars per occurrence, and not less than One Hundred Thousand Dollars for property damage, to protect Tenant from any public liability for injury or death to persons or damage to property arising from Tenant’s use of the Premises, and further to comply with and honor the terms of the mutual indemnification provisions set forth above.

D. Landlord’s Liability Insurance During the term of this Lease and any extensions thereof, Landlord shall carry public liability insurance in amounts of not less than One Million Dollars for injury to one person, and not less than One Million Dollars per occurrence, and not less than One Hundred Thousand Dollars for property damage, to protect Landlord from any public liability for injury or death to persons or damage to property arising from Landlord’s ownership, maintenance, or use of the Property, the Building and/or the Premises and the abutting property owned by Landlord, and in order to comply with and honor the terms of the mutual indemnification provisions set forth above.

12. Waiver of Subrogation

Landlord hereby releases and discharges Tenant from all liability which may arise out of the loss or destruction by fire or other casualty of the Building and/or the Premises caused by the acts or omissions of Tenant or its agents, employees, or invitees. Tenant hereby releases and discharges Landlord from all liability which may arise out of the loss or destruction by fire or other casualty of any property of Tenant which may be located upon the Premises, caused by the act or omission of Landlord or its agents or employees. Each of the parties agrees to give notice of this provision to all companies which issue a policy of property and casualty insurance upon the Building, the Premises and/or any fixtures, or contents therein.

13. Destruction or Appropriation of Premises

A. Damage or Destruction of Premises If the Premises is damaged and becomes partially or totally unfit for occupancy, but can reasonably be repaired within Ninety (90) days, the Lease shall remain in effect and Landlord shall make repairs with all due speed. If repairs can reasonably be expected to require more than Ninety (90) days, or if less than 90 days remain in the original or any Extension Term at the time of the damage or destruction, either Landlord or Tenant may terminate the Lease. If the parties elect to continue the Lease, Landlord shall proceed to make repairs with all due speed and shall restore the Property, the Building and the Premises to their condition immediately prior to such destruction, and Tenant will thereafter have a reasonable period of time to complete repairs to the Tenant Improvements required as a result of such damage, and the Lease term shall be extended for an additional period equal to the time required for completion of all of the above repairs, and calculated to the nearest month.

If the Lease is continued in case of damage or destruction of the Premises, the rental payments and any other charges or expenses of Tenant hereunder shall be reasonably abated based on the length of time and the portion of the Premises of which Tenant is deprived as a result of such damage, and during all of the above referenced repairs.

Tenant and Landlord agree that Landlord may use insurance proceeds obtained in connection with the above referenced casualty insurance covering the Premises. However, Landlord and Tenant also agree that unless Landlord elects to use such insurance proceeds to restore the Tenant Improvements damaged or destroyed, then Tenant shall as a part of the casualty insurance coverage, be entitled to receive that portion of any insurance payment or proceeds covering the Tenant Improvements upon the Premises. Therefore, in the event of damage or destruction to any of the Tenant Improvements upon the Premises, Tenant shall be entitled to any and all insurance proceeds due and payable pursuant to such insurance coverage, and in the event that this Lease is continued thereafter, unless Landlord elects to restore the Tenant Improvements, then Tenant may utilize such proceeds in restoring the Tenant Improvements hereunder. In the event, however, that this Lease is terminated as a result of such damage or destruction, then Landlord shall be entitled to that portion of the insurance proceeds covering the structural elements of the Premises as the same are set forth on Exhibit B and on the plans and specifications referenced above, and Tenant shall be entitled to maintain any and all such insurance proceeds payable as a result of the damage or destruction to the Tenant Improvements, and to any of Tenant’s equipment, fixtures and/or personal property.

B. Eminent Domain In the event ten percent (10%) or more of the area of the Premises is taken under a right of eminent domain, or if not more than three months remain in the original or any extended term when any part of the Premises is taken under a right of eminent domain, or if access to the Premises and Tenant’s use thereof are adversely affected by any taking of adjacent property not covered by this Lease, then either party may terminate the Lease effective when actual possession is taken of the appropriated property. In all other cases in which part of the Premises is appropriated, the Lease shall remain in effect with respect to the remainder of the Premises, and the rental payments and all other charges or expenses of Tenant hereunder shall be reasonably abated based on the length of time and the portion of the Premises of which Tenant is deprived as a result of such taking.

Other than claims which may be made by Tenant for moving expenses, and for an award for compensation based upon the cost of the Tenant Improvements which were paid directly by Tenant hereunder, Tenant relinquishes any right to an award of compensation or damages for a taking of any part of the Premises under eminent domain and acknowledges that Landlord is entitled to an award of damages or compensation as a result of the above referenced taking.

14. Landlord’s Right of Access

Landlord, upon providing Tenant with reasonable advance written notice, shall have reasonable access to the Premises to inspect or to make necessary repairs. Within the six (6) months immediately prior to termination of the Lease, Landlord may exhibit the Premises to prospective Tenants and place a suitable “for rent” sign on the Premises. Except in emergencies, Landlord’s right of access shall be exercised only during reasonable hours and after reasonable written notice to Tenant.

15. Quiet Enjoyment

Landlord hereby represents and warrants that Landlord holds free and clear record and marketable title to the Building, the Property and the Premises and further agrees and warrants that if Tenant performs all agreements and conditions to be performed by Tenant under this Lease, Landlord covenants that Tenant shall at all times have peaceful possession and quiet enjoyment of the Premises during the original or any Extension Term, without hindrance from Landlord or any persons claiming an interest in the Premises.

16. Covenant Not to Rent or Convey to Competing Business

At all times during the term of this Lease, and any renewal or Extension Term hereof, Landlord covenants not to rent or sell space or otherwise make space available within the Building, on the Property, or on the property adjacent to the Property covered hereby which is owned by Landlord and designated as being located within a C-5 zoning classification (the “Adjacent Property”) to any person or entity for the purpose of engaging in the business of Banking, or for the purpose of locating a bank, savings and loan association, a credit union, a consumer finance company, an investment counseling, investment banking or brokerage firm, or any other business principally engaged in banking, depository or loan related services, and Landlord shall not lease or sell space for or otherwise permit the installation of an automatic teller machine (“ATM”), a cash dispensing machine or any other automated teller machine or like kind equipment in or on the Building, the Property or the Adjacent Property, other than such ATM’s which may be located on the Premises by Tenant hereunder. Landlord hereby further agrees that the Memorandum of Lease referenced in Section 23 below shall contain a reference to the restriction upon the use and improvement of such property which will subject the same to the covenant contained herein and the rights of Tenant hereunder to enforce the same. For the purpose of this provision, the Memorandum of Lease is set forth on Exhibit D which is attached hereto and made a part hereof.

At all times during the term of this Lease, and any renewal or Extension Term hereof, Landlord further covenants not to rent space, sell space, or otherwise make space available within or upon any portion of the real property located within or to be located within the Commerce Park Subdivision to any person, entity, bank, savings and loan association, or credit union for the purpose of locating a retail branch, a drive up facility or any other facility engaging in retail or drive up banking, savings and loan or credit union services, and Landlord shall not lease or sell space for or otherwise permit the installation of a drive up facility or any automatic teller machine, cash dispensing machine or any other like kind equipment, whether located in or outside of a building to be located on such property. Landlord hereby further agrees that the Memorandum of Lease referenced in Section 23 below shall contain a reference to the restriction upon the use and improvement of such property which will subject the same to the covenant contained herein and the rights of Tenant hereunder to enforce the same.

With respect to the above-referenced restrictions and the Memorandum of Lease, such restrictions shall only be enforceable for so long as this Lease, or any extension or replacement hereof, and United’s tenancy hereunder shall continue.

17. Vacation of Premises

At the expiration or termination of this Lease, Tenant shall surrender possession of the Premises to Landlord, in as good order and condition as at commencement of the term, excepting ordinary wear, natural deterioration, and any insured against casualty and/or damage to the Premises.

18. Default by Tenant; Landlord and Remedies

A. Tenant Default Tenant shall be in default under this Lease if any of the following shall occur and the same shall not have been cured within the time period set forth below:

(i) any installment of rent is not paid when due or within fifteen (15) days after Tenant has received written notice of non-payment from Landlord;

(ii) Tenant fails to perform any other provision and fails to rectify or diligently take steps to rectify any such deficiency under this Lease within thirty (30) days after written notice to Tenant of the breach;

(iii) Tenant makes an assignment for the benefit of creditors, or is subjected to receivership;

(iv) Tenant’s interest in the Premises is subjected to execution, attachment, or other legal process; or

(v) Tenant is adjudicated bankrupt in a voluntary or involuntary proceeding.

B. Default by Landlord Landlord shall be in default under the terms hereof if Landlord shall fail after delivery of notice thereof from Tenant to cure or to diligently take steps to cure any such failure on Landlord’s part to comply with the terms hereof or to perform any obligations of Landlord hereunder within 30 days after receipt of such notice.

C. Remedies of Landlord If Tenant defaults, Landlord, after the passage of any grace periods set forth herein, may elect to either (i) cure such default, in which case Tenant shall thereafter be required to reimburse Landlord for any and all expenses reasonably incurred in connection therewith, such payments to be received not more than fifteen (15) days after receipt of a statement setting forth the amount due and owing, or (ii) enter and repossess the Premises as if this Lease had not been made, and the Lease will thereby terminate without prejudice to Landlord’s rights of action for past due rent, breach of covenant, present and prospective damages, or other cost or expense resulting from Tenant’s default. Notwithstanding Tenant’s grace periods set forth above, if Tenant’s default hereunder should create an emergency or a condition which is otherwise unsafe, then Landlord may take, but shall not be obligated to take, such curative steps as Landlord deems to be prudent in order to address such default and condition immediately.

D. Remedies of Tenant If Landlord defaults, Tenant may, after the passage of the 30 day cure period set forth above, take such steps as are necessary to cure such breach and Landlord shall thereafter be required to reimburse Tenant for any and all expenses incurred in connection therewith. Such payment shall be made not more than fifteen (15) days after receipt of a statement setting forth the amount due and owing, and if not paid prior to the date that the next rental payment is due from Tenant hereunder, then such sum may be set off against such rental payments until the same has been fully recovered by Tenant. In the alternative, Tenant may elect to terminate this Lease and seek such other present and prospective damages which may be available to Tenant at law or in equity. Notwithstanding the 30 day period set forth above, if Landlord’s default should create an emergency or a condition which is otherwise unsafe, then Tenant may take, but shall not be obligated to take, such curative steps as Tenant deems to be prudent in order to address such default and condition immediately.

E. Waiver of Default The waiver by Landlord or /Tenant of any default by the other party hereto shall not constitute a waiver of any other default or of any subsequent default of the same or similar kind by such party.

19. Notices

Notices to Landlord under this Lease shall be made or given at the address designated for the payment of rent, and notices to Tenant shall be given to Tenant at P.O. Box 24190, Canton, Ohio 44701, attention John Kennedy, Vice President, Administrative Services. Landlord and/or Tenant may designate different addresses for notice purposes by notifying the other party of the change as provided in this paragraph. A notice is sufficient if in writing and delivered in person, sent by commercial overnight delivery service, sent by facsimile transmission, or if sent by certified mail, return receipt requested. Any time period provided in the giving of any notice hereunder shall commence upon the date of personal service, the day after delivery to the guaranteed overnight delivery service, the date of sending the telex or telegram, or two (2) days after mailing certified or registered mail.

A copy of any notice delivered to Landlord shall then be forwarded to Attorney Douglas Drushal at 225 North Market, Wooster, Ohio 44691.

20. Brokerage

Landlord indemnifies and shall save Tenant harmless from all claims and liability for brokerage fees in any manner arising out of the execution of this Lease.

21. Hazardous Wastes or Substances

Landlord hereby warrants to Tenant that it has no knowledge nor cause to have knowledge of the existence of any hazardous wastes or substances located on the Premises, and further agrees and warrants that it will not cause, introduce, or permit any hazardous substances to be utilized in connection with Premises. Further, Landlord shall hold harmless and indemnify Tenant against any and all claims, damages, losses, liabilities or expenses arising from the presence of and or the need to clean up any of said hazardous wastes, substances, materials or storage facilities for the same located thereon.

22. No Presumption

Landlord and Tenant agree that both parties hereto have had the opportunity to review this Lease and have had the benefit of legal counseling in connection with the negotiation and execution hereof. Therefore, no presumption shall be made against the party preparing the same in connection with the interpretation of any term of provision of this Lease.

23. Memorandum of Lease

Upon the request of either party, the parties shall execute a Memorandum of this Lease for recording, as provided in RC 5301.251. A copy of the Memorandum of Lease referenced herein is attached hereto and made a part hereof as Exhibit D.

24. Assignment of Lease

Tenant shall not assign this Lease or sublet any part of the Premises, and no purported assignment or subletting is valid without Landlord’s express, written consent, which consent shall not be unreasonably withheld or delayed. However, notwithstanding the above, Tenant may at any time, without Landlord’s consent, assign Tenant’s rights under this Lease to any corporate subsidiary or affiliate of either Tenant or of UNB Corp., which subsidiary or affiliate shall be controlled by Tenant or UNB Corp.

25. Lease Binding on Successors

This Lease binds, and inures to the benefit of Landlord and Tenant and their successors and permitted assigns.

26. Paragraph Headings

The paragraph headings throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this instrument.

27. Legal Construction

In case any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal, or unenforceable, such unenforceability shall not affect any other provision hereof and this Lease shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

28. Sole Agreement Of The Parties

This Lease constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements of the parties respecting the within subject matter.

29. Estoppel Certificate

At Landlord’s request, Tenant agrees to execute and deliver to Landlord, within 15 days after receipt of the same, an estoppel certificate advising Landlord or any of Landlord’s lenders of the status of this Lease and if such is the case, stating that the same is in full force and effect, and that Tenant has not prepaid any rents or other sums due and owing by Tenant hereunder, and that Landlord is not in breach of any of the terms or conditions hereunder. In the alternative, Tenant shall specify any such terms or conditions of this Lease which Landlord has breached and any such amounts which have been prepaid by Tenant hereunder. Tenant shall not unreasonably refuse to timely deliver such a certificate within the time frame set forth above

30. Tenant’s Contingency

Landlord and Tenant hereby agree and acknowledge that Tenant’s obligations to lease the Premises hereunder, and otherwise to be bound by the terms hereof, are expressly contingent and conditioned upon Tenant obtaining all necessary approvals from federal banking regulatory entities and agencies approving of the Premises as a new branch location for Tenant. In the event that Tenant has not obtained all necessary consents from the above-referenced federal regulatory agencies or entities within sixty (60) days after the execution hereof, then this Lease shall, at Tenant’s election, both within and beyond the above referenced 60 day period, be null and void, and the parties hereto shall be released from any and all liability, responsibility or obligation hereunder. From and after the execution of this Lease, Tenant agrees to reasonably and diligently file all necessary applications to obtain the consent and approval of the Premises as a new branch location, and further agrees to advise Landlord of any favorable or adverse action taken with respect to such applications.

31. Force Majeure

As referenced herein, an event of Force Majeure shall be an act of God, war, civil unrest, strike, unforeseen unavailability of necessary materials, unusual delays as a result of inclement weather, or other events or occurrences which are totally beyond the control of Landlord and Tenant hereunder.

IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease on the date and year first set forth above.

Tenant: United National Bank & Trust Co.

Witness:	/s/ Mary Ellen Klick	By	/s/ James J. Pennetti
	Mary Ellen Klick		James J. Pennetti, Executive Vice President

Witness:	/s/ Linda L. Oatley	Date: 8/9/99
Linda L. Oatley

Landlord: Chesterland Productions, P.L.L.

Witness:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Its:
Witness:	/s/ Catherine L. Lehman	Date:	6/30/99

The State of Ohio, Wayne County, ss,

Before me, a notary public, personally appeared the above named Chesterland Productions, P.L.L. by Jerry L. Baker, its General Partner, who acknowledged that he did sign the forgoing instrument, and that the same is his free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal, this 30th day of June, 1999.

/s/ Jeff Douglas Drushal
Notary Public

Jeff Douglas Drushal, Attorney-At-Law NOTARY PUBLIC – STATE OF OHIO My commission has no expiration date Section 147.03 R.C.

The State of Ohio, Wayne County, ss,

Before me, a notary public, personally appeared the above named United National Bank & Trust Co., by James J. Pennetti, its Executive Vice President, who acknowledged that he did sign the forgoing instrument, and that the same is his free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal, this day of August 9, 1999.

/s/ Bruce M. Soares
Notary Public

BRUCE M. SOARES, ATTORNEY Notary Public, State of Ohio My Commission has no Expiration Date Under Section 147.03 R.C.

This Instrument Prepared by:

Attorney Bruce M. Soares

1000 United Bank Plaza

220 Market Avenue South

Canton, Ohio 44702

Exhibit A

Premises Depiction

The Premises to be constructed by Landlord shall be Suite A which will be located in the Building which is illustrated by the preliminary site plan and the architect’s rendition which is attached hereto, and which suite shall contain approximately 3,920 square feet of interior space, shall include the Drive Through Area covering 1,500 square feet of area, and shall be completed and improved in accordance with the summary of improvements which is attached hereto as Exhibit B.

Landlord and Tenant agree that the final plans for the Building and the Premises to be completed by Landlord will be reviewed and approved by both parties hereto.

The real property which is subject to this Lease and upon which the above improvements are to be completed is described as follows:

Situated in the City of Wooster, Wayne County, Ohio being Lot No. 8434 in Commerce Park Subdivision in the City of Wooster, State of Ohio, as recorded in Plat Volume 24, Page 144 of the Wayne County Records.

Exhibit B

Specifications for the Premises and Landlord’s Improvements

In addition to completing the Premises as required in the Lease and Exhibit A above, Landlord’s Improvements shall also include the following improvements:

a)	Standard 2 x 4 drop ceiling in the open areas of the Premises and dry wall ceilings in the office areas, and lighting throughout the interior space in the form agreed upon by the parties hereto;

b)	Finished handicap accessible unisex rest room;

c)	Completion of the interior buildout of Tenant’s floor plan as the same is set forth on the Tenant’ Specifications, including but not limited to all finish dry wall and oak trim, floor molding, all interior doors, which shall be solid core oak doors as agreed upon by Landlord and Tenant, the exterior glass door(s) providing access to the Premises, and all finish plumbing to the restroom and the designated kitchenette area, excluding only such items as are set forth on Exhibit C which are designated as being the Tenant Improvements;

d)	An allowance in the amount of Twelve Thousand Dollars ($12,000.00) to be used by Tenant in connection with the electrical service in the Premises. This allowance shall not apply to electrical service which shall be brought into the Premises by Landlord, including the circuit board, but will be applied to all outlets and other wiring for Tenant’s offices and other interior space. The allowance will also cover the canopy lighting and electric associated with the Drive Through Area canopy, but will not include the installation of underground conduit under the canopy and/or any other exterior lighting, wall mounted or otherwise, which will be provided by Landlord at its cost.

e)	HVAC system(s) and ducting patterns in accordance with the Tenant’s Specifications, or such other pattern as Landlord and Tenant may agree upon;

f)	Floor covering for the entire interior square footage of the building or a floor covering allowance in the amount of Eighteen and 50/100 Dollars ($18.50) per square yard of space;

g)	Painting all interior walls with primer and two coats of paint, color selection to be made by Tenant,;

h)	Completion of the Building and all of the improvements shown on the Plans and specifications for the Premises, including but not limited to all structural portions and systems serving the Premises and all paved and finished parking, driveway and the landscape improvements to be completed in accordance with the plans and specifications referenced in the Lease; and

i)	Completion of the Drive Through Area as set forth below:

i)	Building and completing the canopy covering the drive through lanes and equipment, including lighting to be located therein, all in accordance with Tenant’s Specifications therefore;

ii)	Paving four drive through lanes;

iii)	Construction of four concrete pads for vehicles utilizing the ATM and the drive through lanes;

iv)	Construction of three concrete islands to be used for location of drive through teller equipment in accordance with Tenant’s Specifications therefore;

v)	Installation of underground conduit for electrical and data communication lines to service drive through teller equipment;

vi)	Construction of necessary curbing to separate the four drive through lanes; and

viii)	Construction of the exterior wall of the Premises maintaining such openings as are suitable for Tenant’s installation of an ATM, a night depository box, and the drive through teller window

All of the above Drive Through Area Improvements to be competed by Landlord shall be in accordance with the plans and specifications to be provided by Tenant in connection with the Drive Through Area.

Landlord agrees that with respect to any and all allowances referenced herein, and with respect to any work which Landlord may perform in connection with the Tenant Improvements referenced on Exhibit C, Landlord shall provide such materials, installation and other services at Landlord’s cost for the same.

Exhibit C

TENANT IMPROVEMENTS

The Tenant Improvements referenced in the attached Lease will include the installation of the ATM, the Visual Auto Teller equipment, the electric and data lines to such equipment, any vacuum tubing and such other equipment to be used in connection with the Drive Through Area to be completed by Landlord. Tenant Improvements may also include installation of a teller counter, a customer service center, and other trade fixtures deemed necessary or prudent by Tenant in connection with its banking business, and may include the location of a safe or vault upon the Premises. Tenant Improvements will also include the installation of telephone and data processing lines. Tenant Improvements will include the installation of any windows or glass on the interior of the Premises and the glass sliding doors which are a part of the 24 hour banking center, but shall not include any windows on the exterior walls of the building which are to be completed by Landlord as part of the Building design. Installation of crown molding, chair railing, or wainscoting shall be a Tenant Improvement. In addition, Tenant Improvements may also include the installation and maintenance of a security system designed to Tenant’s specifications. Tenant will deliver a copy of the final plans for the completion of the Tenant Improvements to Landlord at such time as such plans have been completed.

AMENDMENT OF LEASE AGREEMENT

This Amendment is hereby entered into effective the 1st day of January, 2000, by and between CHESTERLAND PRODUCTIONS, P.L.L., an Ohio general partnership having limited liability (“Landlord”) and UNITED NATIONAL BANK & TRUST CO., a national bank (“Tenant”), intending to amend that certain Lease Agreement entered into by and between Landlord and Tenant on or about June 30, 1999.

The Lease Agreement covers that certain parcel of real estate located at the intersection of Commerce Parkway and Milltown Road in Wooster, Ohio. Tenant will occupy the premises for operation of a branch banking facility. A drive-through banking facility exists on the northern portion of the building.

It is the position of Tenant that its specifications called for a 10 high clearance between the driveway and the lower portion of the canopy over the drive-through teller facilities. The actual clearance is approximately 8’9”. Landlord hereby agrees to indemnify and hold Tenant harmless from any claims, losses, expenses, damages, injuries or liability made against or suffered by Tenant, including but not limited to the cost of any necessary repairs or modifications to the canopy, by virtue of the clearance being 8’9” instead of 10’. This indemnification is not intended to excuse any motorist or other party from any responsibility for any damage to the structure, but rather is only intended to indemnify Tenant in the event any such motorist or other person files any type of claim against Tenant arising out of the reduced clearance.

In Witness Whereof, the parties have set their hands effective this 1st day of January, 2000.

WITNESSES:	CHESTERLAND PRODUCTIONS P.L.L.

/s/ [ILLEGIBLE]
	By	/s/ Jerry L. Baker
/s/ Catherine L. Lehman		Jerry L. Baker, its General Partner

/s/ Bruce M. Soares	UNITED NATIONAL BANK & TRUST Co.

/s/ Susan K. Crowther	By	/s/ James J. Pennetti
James J. Pennetti, Executive Vice President

STATE OF OHIO	)
	)	ss:
COUNTY OF WAYNE	)

Before me, a Notary Public in and for said State, personally appeared the above named CHESTERLAND PRODUCTIONS, P.L.L, by Jerry L. Baker, its General Partner, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed and the free act and deed of said Ohio general partnership.

In Testimony Whereof, I have hereunto set my hand and official seal at Wooster, Ohio, this 23 day of March, 2000.

/s/ Catherine L. Lehman
Notary Public

CATHERINE L. LEHMAN Notary Public, State of Ohio My Commission Expires Feb. 2, 2005

STATE OF OHIO	)
	)	ss:
COUNTY OF STARK	)

Before me, a Notary Public in and for said State, personally appeared the above named UNITED NATIONAL BANK & TRUST CO., by James J. Pennetti, Executive Vice President, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed and the free act and deed of said national bank.

In Testimony Whereof, I have hereunto set my hand and official seal at Canton, Ohio, this 13th day of March, 2000.

/s/ Bruce M. Soares
Notary Public

BRUCE M. SOARES, ATTORNEY Notary Public, State of Ohio My Commission has no Expiration Date Under Section 147.03 R.C.

BLACK McCUSKEY

SOUERS & ARBAUGH

BRUCE M. SOARES

Phone 330-456-8341	A Legal Professional Association	bsoares@bmsa.com
Fax 330-456-5756	1000 United Bank Plaza, 220 Market Avenue South Canton, Ohio 44702-2116

July 20, 2000

Mr. John J. Kennedy, Vice President

United National Bank & Trust Co.

P.O. Box 24190

Canton, Ohio 44701

Re: Chesterland Productions, P.L.L.

Dear John:

Enclosed for your file, please find a copy of the Certificate Verifying Date of Lease Commencement and a copy of the Memorandum of Lease.

If you have any questions, please do not hesitate to contact me.

Very truly yours,

BLACK, McCUSKEY, SOUERS & ARBAUGH

/s/ Bruce M. Soares
Bruce M. Soares

BMS:skc

Enclosures

CERTIFICATE VERIFYING DATE

OF LEASE COMMENCEMENT

Pursuant to paragraph 4A of that certain Lease Agreement entered into by and between the undersigned on or about June 30, 1999, the parties hereby certify that the date of commencement of the term of that Lease is March 13, 2000. The initial fifteen year term of the Lease shall expire on March 13, 2015.

Pursuant to paragraph 5A of the Lease, the prorated rent for March 2000 shall be $2,155.38 (19/31 x $3,516.67). Regular monthly rental payments of $3,516.67 shall commence on April 1, 2000.

UNITED NATIONAL BANK & TRUST CO.

By	/s/ James J. Pennetti
James J. Pennetti, Executive Vice President

CHESTERLAND PRODUCTIONS, P.L.L.

By	/s/ Jerry L. Baker
Jerry L. Baker, Partner

MEMORANDUM OF LEASE

On the 30th day of June, 1999, a Lease was entered into between CHESTERLAND PRODUCTIONS, P.L.L., Landlord, and UNITED NATIONAL BANK & TRUST CO., Tenant. This Memorandum of Lease is presented for recording and the following information or terms are set forth in the Lease:

1. Name and Address of Landlord:

Chesterland Productions, P.L.L.

1130 Riffel Road

Wooster, OH 44691

2.	Name and Address of Tenant:

United National Bank & Trust Co.

220 Market Avenue South

P.O. Box 24190

Canton, OH 44701

3. The instrument under which the Landlord claims its interest in the Leased Premises is recorded in Plat Records Volume 24, Page 144, of the Wayne County, Ohio, Recorder’s Office.

4. The date of the Lease Agreement is June 30, 1999.

5. A description of the Leased Premises is:

Situated in the City of Wooster, County of Wayne and State of Ohio and being Lot No. 8434 in the Commerce Park Subdivision, as recorded in Plat Volume 24, page 144, of the Wayne County Records.

6. Tenant’s possessory rights under the Lease will commence March 13, 2000.

7. Term of the Lease is fifteen years from the commencement date set forth in section 6 above.

8. Unless renewed or extended according to its terms, the Lease will terminate at midnight on the night of March 13, 2015.

9. Tenant has four (4) separate and consecutive options to extend the Lease, with each such option being for a 5-year period. Therefore, Tenant, by exercising its options under the Lease, may extend the term thereof for an additional 20 years after the expiration of the initial 15-year term.

10. In the Lease, Landlord further imposes certain restrictive covenants upon the Leased Premises described in paragraph 5, upon other property owned by Landlord which is adjacent to the Leased Premises, and upon all other property which is designated as being a part of the Commerce Park Subdivision, all of which property is described in paragraph 3. The terms of such restrictive covenants which apply to the property described herein prohibit the use of such parcels for certain banking and other financial service activities, and provide that such restrictions shall be enforceable for so long as Tenant continues its occupancy of the Leased Premises under the terms of the Lease or any renewal, extension or replacement thereof. For information regarding such restrictive covenants, inquiries should be directed to Landlord or Tenant and a copy of such restrictions will be provided upon receipt of written request therefor.

IN WITNESS WHEREOF, the parties hereto have signed this Memorandum of Lease this 30TH day of June, 1999.

Witnessed by:	CHESTERLAND PRODUCTIONS, P.L.L. LANDLORD

/s/ Catherine L. Lehman	By	/s/ Jerry L. Baker
[Print Name] CATHERINE L. LEHMAN		PARTNER

/s/ J. Douglas Drushal	Name:	JERRY L. BAKER
[Print Name] J. DOUGLAS DRUSHAL

UNITED NATIONAL BANK & TRUST CO. TENANT

/s/ [ILLEGIBLE]	By	/s/ James J. Pennetti
[Print Name] [ILLEGIBLE]		EX. V.P.

/s/ Linda L. Oatley	Name:	JAMES J. PENNETTI
[Print Name] LINDA L. OATLEY

STATE OF OHIO	)
	)	ss:
COUNTY OF STARK	)

Before me, a Notary Public in and for said State, personally appeared the above named UNITED NATIONAL BANK & TRUST CO., by James J. Pennetti; its Exec. V.P., who acknowledged that he did sign the foregoing Memorandum of Lease and that the same is his free act and deed, individually and as such officer.

In Testimony Whereof, I have hereunto set my hand and official seat at Canton, Ohio, this 14th day of April, 2000.

/s/ Mary Ellen Klick
Notary Public

[NOTARY SEAL]	MARY ELLEN KLICK Notary Public, State of Ohio My Commission Expires December 29, 2004

STATE OF OHIO	)
	)	ss:
COUNTY OF STARK	)

Before me, a Notary Public in and for said State, personally appeared the above named CHESTERLAND PRODUCTIONS, P.L.L., by Jerry L. Baker, its General Partner, who acknowledged that he did sign the foregoing Memorandum of Lease and that the same is his free act and deed, individually and as such partner.

In Testimony Whereof, I have hereunto set my hand and official seat at Wooster, Ohio, this 30 day of June, 1999.

/s/ Catherine L. Lehman
Notary Public

CATHERINE L. LEHMAN Notary Public, State of Ohio My Commission Expires Feb. 2, 2005

This Instrument Prepared By:

J. Douglas Drushal
Critchfield, Critchfield & Johnston, Ltd.
225 North Market Street
Wooster, OH 44691